STOCK OPTION AGREEMENT


     This Stock Option Agreement ("Agreement") is made as of July 12, 2002, by and between Hansen Natural Corporation, a Delaware corporation (the "Company"), and Kirk S. Blower ("Holder").

                              Preliminary Recitals

     A. Holder is an employee of the Company or one of its subsidiaries or affiliates.
     B. Pursuant to the Hansen Natural Corporation 2001 Stock Option Plan (the "Plan"), the Company desires to grant Holder an incentive stock option to purchase shares of the Company's common stock, par value $.005 per share (the "Common Stock").

     NOW, THEREFORE, the Company and Holder agree as follows:
     1. Grant of Incentive Stock Option. The Company hereby grants to Holder, subject to the terms and conditions set forth herein, the incentive stock option ("ISO") to purchase up to 12,500 shares of Common Stock, at the purchase price of $3.57 per share, such ISO to be exercisable and exercised as hereinafter provided.

     2. Exercise Period. The ISO shall expire three months after the termination of the Holder's employment with the Company and its subsidiaries and affiliates (the "Hansen Natural Group") unless the employment is terminated by a member of the Hansen Natural Group for Cause (as defined below) or unless the employment is terminated by reason of the death or Total Disability (as defined below) of Holder. If the Holder's employment is terminated by a member of the Hansen Natural Group for Cause, the ISO shall expire as of the date employment terminates. If the Holder's employment terminates due to his death or Total Disability, then the ISO may be exercised by Holder or the person or persons to which Holder's rights under this Agreement pass by will, or if no such person has such right, by his executors or administrators, within six months after the date of death or Total Disability, but no later than the expiration date specified in Section 3(c) below. "Cause" means the Holder's act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactorily perform his duties of employment, insubordination or drug or alcohol abuse, as determined by the Committee of the Hansen Natural Corporation Stock Option Plan (the "Committee"). "Total Disability" means the complete and permanent inability of Holder to perform all of his duties of employment with the Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

         3. Exercise of Option
     (a) Subject to the other terms of this Agreement regarding the exercisability of the ISO, and provided that Holder is employed by a member of the Hansen Natural Group on the relevant date, the ISO may only be exercised in respect of the number of shares listed in column A from and after the exercise dates listed in column B,

                 Column "A"                               Column "B"
             Number of Shares                           Exercise Date

                   2,500                                July 12, 2003
                   2,500                                July 12, 2004
                   2,500                                July 12, 2005
                   2,500                                July 12, 2006
                   2,500                                July 12. 2007
                 -------
                  12,500

     (b) This ISO may be exercised, to the extent exercisable by its terms, from time to time in whole or in part at any time prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which this ISO is being exercised (the "Option Shares"). Notations of any partial exercise or installment exercise, shall be made by the Company on Schedule A hereto.
     (c) Notwithstanding anything else herein to the contrary, this ISO shall expire ten years from the date of this agreement.
     (d) The Holder hereby agrees to notify the Company in writing in the event shares acquired pursuant to the exercise of this ISO are transferred, other than by will or by the laws of descent and distribution, within two years after the date indicated above or within one year after the issuance of such shares pursuant to such exercise.

     4. Payment of Purchase Price Upon Exercise. At the time of any exercise of the ISO the purchase price of the ISO shall be paid in full to the Company in any of the following ways or in any combination of the following ways:
     (a) By check or other immediately available funds.
     (b) With property consisting of shares of Common Stock. (The shares of Common Stock to be used as payment shall be valued as of the date of exercise of the ISO at the Closing Price as defined below. For example, if Holder exercises the option for 4,000 shares at a total Exercise Price of $8,000, assuming exercise price of $2.00 per share, and the Closing Price is $5.00, he may pay for the 4,000 Option Shares by transferring 1,600 shares of Common Stock to the Company.)

     (c) By delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and such other documents as the Committee may determine.
     (d) For purposes of this Agreement, the term "Closing Price" means, with respect to the Company's Common Stock, the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way on the principal national securities exchange on which the securities are listed or admitted to trading; or, if they are not listed or admitted to trading on any national securities exchange, the last sale price of the securities on the consolidated transaction reporting system of the National Association of Securities Dealers ("NASD"), if such last sale information is reported on such system or, if not so reported, the average of the closing bid and asked prices of the securities on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or any comparable system or, if the securities are not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

     5. Purchase for Investment; Resale Restrictions. Unless at the time of exercise of the ISO there shall be a valid and effective registration statement under the Securities Act of 1933 ("'33 Act") and appropriate qualification and registration under applicable state securities laws relating to the Option Shares being acquired, Holder shall upon exercise of the ISO give a representation that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, Holder shall execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent. Holder further agrees that he will not sell or transfer any Option Shares until he requests and receives an opinion of the Company's counsel or other counsel reasonably satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the '33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

     6. Nontransferability. This ISO shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Holder, this ISO shall be exercisable only by Holder.

     7. Adjustments.
     (a) Subject to clause 7(b) below, if the outstanding shares of stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of stock or securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of stock or other securities, then, to the extent permitted by the Board of the Company, an appropriate and proportionate adjustment shall be made in (1) the maximum number and kind of shares provided in clause 1 above; (2) the number and kind of shares or other securities subject to the outstanding options and tandum SARs, if any; and (3) the price for each share or other unit of any other securities subject to outstanding options without change in the aggregate purchase price or value as to which the options remain exercisable or subject to restrictions. Any adjustment under this clause 7(a) shall be made by the Board of the Company, whose determination as to what adjustments shall be made, if any, and the extent thereof, will be final, binding and conclusive. No fractional interests will be issued under this agreement resulting from any such adjustment.
     (b) Notwithstanding anything else herein to the contrary, the Board of the Company may, at any time, in its sole discretion, provide that upon the occurrence of a change in control of the Company (as determined by the Board),
all  or  a  specified  portion  of  any  outstanding   options  not  theretofore
exercisable shall immediately become exercisable and that any option not exercised prior to such change in control shall be canceled.

     8. No Rights as Stockholder.Holder shall have no rights as a stockholder with respect to any shares of Common Stock subject to this ISO prior to the date of issuance to him of a certificate or certificates for such shares.

     9. No Right to Continue Employment. This Agreement shall not confer upon Holder any right with respect to continuance of employment with any member of the Hansen Natural Group nor shall it interfere in any way with the right of any such member to terminate his employment at any time.

     10. Compliance With Law and Regulation. This Agreement and the obligation of the Company to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Board of Directors of the Company shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the issue or purchase of shares of Common Stock hereunder, this ISO may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     11. Tax Withholding Requirements. The Company shall have the right to require Holder to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Common Stock.

     12. Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of stock shall be issued upon the exercise of this ISO and the Company shall not be under any obligation to compensate Holder in any way for such fractional shares.

     13. Notices. Any notice hereunder to the Company shall be addressed to it at its office at 1010 Railroad Street, Corona, California 92882, Attention:
Rodney C. Sacks with a copy to Benjamin Polk, Winston & Strawn, 200 Park Avenue, New York, New York 10166, and any notice hereunder to Holder shall be addressed to him at __________, subject to the right of either party to designate at any time hereafter in writing some other address.

     14. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

     15. Governing Law. This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Hansen Natural Corporation has caused this Agreement to be executed by a duly authorized officer and Holder has executed this Agreement both as of the day and year first above written.


                                       HANSEN NATURAL CORPORATION


                                       By: /s/RODNEY SACKS
                                           -----------------------------
                                       Title:  Chairman of the Board

/s/KIRK S. BLOWER
-----------------------------------
         Kirk S. Blower